                                                                    EXHIBIT 99.2


Shearman & Sterling
Counsel for Debtor and Debtor-in-Possession
New York, NY 10022-6069
(212) 848-4000

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK


In re:

Iridium World Communications Ltd.
                                                                                                             Case No. 99-45759-CB
                                                                                                             Chapter 11


                           MONTHLY OPERATING STATEMENT


             FOR THE PERIOD JANUARY 1, 2000 THROUGH JANUARY 31, 2000


    Disbursements: (in thousands)                                                             $0
                                                                                   --------------------------
    Operating Loss: (in thousands)                                                           $100
                                                                                   --------------------------




THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTORS

The undersigned, having reviewed the attached and being familiar with the debtors' financial affairs, verifies under the penalty of the perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

DATE:       February 28, 2000                                      /s/ F. THOMAS TUTTLE
     -----------------------------------                      -----------------------------------------------
                                                                       F. Thomas Tuttle, Secretary


Indicate if this is an amended statement by checking here:

                                                      AMENDED STATEMENT ________

HEADNOTE
These unaudited condensed financial statements have been prepared for the purpose of filing with the United States Bankruptcy Court for the Southern District of New York. These condensed financial statements have not been prepared in accordance with generally accepted accounting principles ("GAAP") because Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121") has not been applied to Iridium LLC, the investee entity, and certain other disclosures required under GAAP have been omitted. The Company expects that, upon application of SFAS 121, the carrying amount of Iridium LLC's long-lived assets will be written down by a material amount; however, at this time it is not possible to determine such amount. In the opinion of management, all other accounting principles applicable to the Company have been applied in the accompanying consolidated financial statements and all adjustments necessary for a fair presentation of such information have been made. However, there could also be year-end audit adjustments and adjustments as a result of the Company's filing for protection under Chapter 11 of the United States Bankruptcy Code.

                        IRIDIUM WORLD COMMUNICATIONS LTD.
                             (DEBTOR-IN-POSSESSION)
                        UNAUDITED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                                                      JANUARY 31, 2000
                                                                                                      ----------------
ASSETS
Cash                                                                                                  $              -
Investment in Iridium LLC                                                                                            -
                                                                                                      ----------------
      Total assets                                                                                    $              -
                                                                                                      ================
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities not subject to compromise                                                                 $              -
Liabilities subject to compromise                                                                                    -
                                                                                                      ----------------
      Total liabilities                                                                                              -
Stockholders' equity
   Common stock                                                                                                    197
   Additional paid-in capital                                                                                  489,639
   Accumulated deficit                                                                                        (489,836)
                                                                                                      ----------------
      Total stockholders' equity                                                                                     -
                                                                                                      ----------------
      Total liabilities and stockholders' equity                                                      $              -
                                                                                                      ================


    The accompanying notes are an integral part of the financial statements.

HEADNOTE
These unaudited condensed financial statements have been prepared for the purpose of filing with the United States Bankruptcy Court for the Southern District of New York. These condensed financial statements have not been prepared in accordance with generally accepted accounting principles ("GAAP") because Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121") has not been applied to Iridium LLC, the investee entity, and certain other disclosures required under GAAP have been omitted. The Company expects that, upon application of SFAS 121, the carrying amount of Iridium LLC's long-lived assets will be written down by a material amount; however, at this time it is not possible to determine such amount. In the opinion of management, all other accounting principles applicable to the Company have been applied in the accompanying consolidated financial statements and all adjustments necessary for a fair presentation of such information have been made. However, there could also be year-end audit adjustments and adjustments as a result of the Company's filing for protection under Chapter 11 of the United States Bankruptcy Code.

                        IRIDIUM WORLD COMMUNICATIONS LTD.
                             (DEBTOR-IN-POSSESSION)
                      UNAUDITED CONDENSED STATEMENT OF LOSS
                                 (IN THOUSANDS)

                                                                                          PERIOD FROM JANUARY 1, 2000
                                                                                            THROUGH JANUARY 31, 2000
                                                                                            ------------------------
Equity in loss of Iridium LLC                                                               $                      -
                                                                                            ------------------------
Loss before reorganization item                                                                                    -
                                                                                            ------------------------
Reorganization expense item:
   Professional fees                                                                                             100
                                                                                            ------------------------
                                                                                                                 100
                                                                                            ------------------------
Loss before income taxes                                                                                         100
Income taxes                                                                                                       -
                                                                                            ------------------------
Net Loss                                                                                    $                    100
                                                                                            ========================


    The accompanying notes are an integral part of the financial statements.

HEADNOTE
These unaudited condensed financial statements have been prepared for the purpose of filing with the United States Bankruptcy Court for the Southern District of New York. These condensed financial statements have not been prepared in accordance with generally accepted accounting principles ("GAAP") because Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121") has not been applied to Iridium LLC, the investee entity, and certain other disclosures required under GAAP have been omitted. The Company expects that, upon application of SFAS 121, the carrying amount of Iridium LLC's long-lived assets will be written down by a material amount; however, at this time it is not possible to determine such amount. In the opinion of management, all other accounting principles applicable to the Company have been applied in the accompanying consolidated financial statements and all adjustments necessary for a fair presentation of such information have been made. However, there could also be year-end audit adjustments and adjustments as a result of the Company's filing for protection under Chapter 11 of the United States Bankruptcy Code.

                       IRIDIUM WORLD COMMUNICATIONS LTD.
                             (DEBTOR-IN-POSSESSION)
                  UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                   PERIOD FROM JANUARY 1, 2000
                                                                                                    THROUGH JANAURY 31, 2000
                                                                                                   ---------------------------
Cash flows from operating activities:
   Net loss before reorganization items                                                            $                         -
   Adjustments to reconcile net loss before reorganization items to net cash used:
      Equity in loss of Iridium LLC                                                                                          -
                                                                                                   ---------------------------
                                                                                                                             -
                                                                                                   ---------------------------
   Net loss from reorganization item                                                                                      (100)
   Professional fees to be paid for by Iridium LLC                                                                         100
                                                                                                   ---------------------------
      Net cash used in operating activities                                                                                  -
                                                                                                   ---------------------------
Cash flows from investing activities:
      Net cash used in investing activities                                                                                  -
                                                                                                   ---------------------------
Cash flows from financing activities:
      Net cash provided by financing activities                                                                              -
                                                                                                   ---------------------------
Increase (decrease) in cash and cash equivalents                                                                             -
Cash and cash equivalents, beginning of period                                                                               -
                                                                                                   ---------------------------
Cash and cash equivalents, end of period                                                           $                         -
                                                                                                   ===========================
Supplemental disclosures of cash flow information:
   Cash paid for reorganization item:

      Professional fees                                                                                                      -
                                                                                                   ---------------------------
                                                                                                                             -
                                                                                                   ===========================


    The accompanying notes are an integral part of the financial statements.

                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

1.   ORGANIZATION AND BUSINESS

Iridium World Communications Ltd. ("IWCL", the "Debtor" or the "Company") was incorporated under the laws of Bermuda on December 12, 1996. At inception, IWCL was wholly owned by Iridium LLC ("ILLC"), a Delaware limited liability company. In June 1997, IWCL consummated an initial public offering and issued 12,000,000 shares of Class A Common Stock. Pursuant to the 1997 Subscription Agreement between IWCL and ILLC, approximately $225 million in net proceeds from the Offering were invested in 12,000,000 Class 1 Membership Interests of ILLC (Class 1 Interests), at which time the outstanding shares of Class A Common Stock held by ILLC were retired, and IWCL became a member of ILLC.

On January 21, 1999, IWCL issued 7,500,000 shares of Class A Common Stock in a public offering resulting in net proceeds of $242,400,000. Pursuant to the Share Issuance Agreement between IWCL and ILLC, such proceeds were used by IWCL to purchase 7,500,000 Class 1 Interests in ILLC.

ILLC through its wholly-owned subsidiary Iridium Operating LLC ("IOLLC"), a Delaware limited liability company, has completed its efforts to develop and deploy a global wireless personal communications system. IOLLC commenced commercial satellite phone service on November 1, 1998 and commercial satellite paging service on November 15, 1998. ILLC's transition from a development stage limited liability company to an operating limited liability company has been adversely affected by various factors, including much slower than expected subscriber growth. As a result of these factors, on August 13, 1999, bankruptcy petitions were filed with respect to ILLC and certain of their affiliates. See
Note 3 for a description of the bankruptcy proceedings.

IWCL's sole asset is its investment in ILLC. As of January 31, 2000, IWCL owned 19,753,238 Class 1 Interests, representing approximately 13.25% of the total outstanding Class 1 Interests in ILLC.

2.   BASIS OF PRESENTATION

These unaudited financial statements have been prepared for the purpose of filing with the United States Bankruptcy Court for the Southern District of New York. These unaudited financial statements have not been prepared in accordance with generally accepted accounting principles ("GAAP") because Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121") has not been applied by ILLC, and certain other disclosures required under GAAP have been omitted.

SFAS 121 requires a company to evaluate the recoverability of its long-lived assets whenever events or circumstances indicate that the carrying amount of such assets may be impaired. If considered impaired, SFAS 121 requires that the long-lived assets be written down to fair value. ILLC's long-lived assets are comprised of the Iridium Space System and related assets. The Company expects that, upon application of SFAS 121, the carrying amount of ILLC's long-lived assets will be written down by a material amount; however, at this time it is not possible to determine such amount. The accompanying unaudited financial statements also omit certain disclosures required under GAAP, including earnings
(loss) per share data.

With the exceptions described above, in the opinion of management, all other accounting principles applicable to the Company have been applied in the accompanying unaudited financial statements and all adjustments necessary for a fair presentation of such information have been made. However, there could also be year-end audit adjustments and adjustments to certain other accounts as a result of the Company's filing for protection under Chapter 11 of the United States Bankruptcy Code.

In connection with the bankruptcy proceedings the Company has adopted AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). SOP 90-7 requires entities in bankruptcy to present their pre-petition liabilities on the basis of the expected amount of allowed claims in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies".

3.   BANKRUPTCY FILING

On August 13, 1999 (the "Petition Date"), certain creditors of IOLLC and its subsidiary, Iridium Capital Corporation filed involuntary bankruptcy petitions against them in the United States Bankruptcy Court for the Southern District of New York (the "Court"). Also, on August 13, 1999, ILLC, IOLLC, Iridium Capital Corporation and IWCL filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware. On August 16, 1999, the Court entered an order, which, among other things, stayed the Delaware petitions. On September 13, 1999 (the "Conversion Date"), the Court entered an order granting ILLC, IOLLC, IWCL and Iridium Capital Corporation relief under Chapter 11 of Title 11 of the US Bankruptcy Code (the "Bankruptcy Code"). Additionally, on the Conversion Date, three additional IOLLC subsidiaries, Iridium IP LLC, Iridium (Potomac) LLC and Iridium Roaming LLC and on December 16, 1999 Iridium Promotions, Inc. (together and collectively with the other companies the "Debtors") filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code.

In Chapter 11 bankruptcy proceedings, certain claims in existence prior to the order of relief, including pending litigation against the Company are stayed while the Company continues its business operations as a debtor-in-possession. These accrued claims are reflected in the balance sheets as "Liabilities Subject to Compromise". Additional liabilities subject to compromise may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. Prior to the Conversion Date, the Debtors continued to pay expenses and claims, including pre-petition claims. The Debtors received approval from the Bankruptcy Court, effective September 13, 1999, to pay certain of its pre-petition and pre-conversion obligations, including employee wages and related taxes and gap period claims (those claims incurred between the Debtors' Petition Date and the Conversion Date).

From the Conversion Date until December 15, 1999, ILLC's operations were funded pursuant to cash collateral orders agreed to by the lenders and approved by the Court. On December 15, 1999, the Court approved an extension of the use of cash collateral through February 15, 2000, provided, however, that all cash subject to the bank lien be used only to pay interest to the lenders and certain other limited expenses. To fund ongoing operations and restructuring costs, current investors, led by Motorola, agreed to provide ILLC with a non-interest bearing loan of $20 million to continue its operations through February 15, 2000. The loan funded certain expenditures incurred through February 15, 2000. On February 14, 2000 the loan was extended through February 18, 2000 and on February 17, 2000 the loan was increased by $5 million and extended through March 6, 2000. The remaining outstanding portion of the loan will be treated as a post-petition liability subordinate to other post-petition liabilities and the $800 million Senior Secured Bank Facility.

In addition to the interim funding of ILLC, Motorola has continued to operate and maintain the satellite constellation without any cash payment for this service. Motorola will be under no obligation to provide this service after March 6, 2000 unless it is paid for the service on a current basis in cash.

IWCL and ILLC operate under a Management Services Agreement, whereby, ILLC manages the day-to-day operations of IWCL, including, but not limited to, the treasury and accounting functions and pays the costs related to the bankruptcy proceedings. ILLC receives no fees or reimbursement from IWCL for these services.

4.   INVESTMENT IN IRIDIUM LLC

IWCL's sole asset is its investment in Iridium LLC. For the period from January 1 through January 31, 2000, IWCL's equity in losses of ILLC were approximately $14.9 million. Because IWCL has recognized losses to date that equal IWCL's investment in ILLC and since IWCL has no commitment to fund losses of ILLC beyond its investment, losses of ILLC otherwise attributable to IWCL have not been recognized to the extent such losses exceed IWCL's investment in ILLC.

The equity and liabilities of ILLC and its subsidiaries are subject to compromise or other treatment as determined by the Court. The ultimate effect of the bankruptcy proceedings on each of the various claimants will depend on a variety of factors, including, without limitation, the amount of proceeds realized by ILLC on the sale of its assets, the validity or perfection of security interests granted to certain lenders and the amount and relative rank of each claim among the priorities established by the Bankruptcy Code. The stock of IWCL was de-listed by NASDAQ on November 19, 1999 and is now trading on the "pink sheets." Based on ILLC's debt level in excess of $4 billion and the legal priorities in bankruptcy, ILLC believes that any reorganization or liquidation will not result in any value remaining from the bankruptcy estate for holders of publicly traded equity. ILLC currently expects to sell all or substantially all of its operating assets in a sale under Court supervision; however, there can be no assurance that any such sale will be consumated.

                        Iridium World Communications Ltd.
                             (Debtor-in-Possession)
                             Schedule of Taxes Paid
          For the period from January 1, 2000 through January 31, 2000




Payroll Taxes:                                          Not applicable

Sales, Use and Excise Taxes:                            Not applicable

Property Taxes:                                         Not applicable

                        IRIDIUM WORLD COMMUNICATIONS LTD.
                             (DEBTOR-IN-POSSESSION)
                           CASE NUMBER 99-B-45759-(CB)
                                    INSURANCE




I, F. Thomas Tuttle, Secretary of Iridium World Communications Ltd., the debtor and debtor-in-possession, verify that to the best of my knowledge all insurance policies are fully paid for the current period.




                                           /s/ F. THOMAS TUTTLE
                                           -------------------------------------
                                           F. Thomas Tuttle
                                           Secretary


Date: February 28, 2000